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EXHIBIT 99.1

COMPANY CONTACT
Kelly Lazarus
724 Solutions
(805) 884-8306
klazarus@724.com

724 Solutions Announces Second Quarter 2004 Results

        Santa Barbara, CA (July 28, 2004) — 724 Solutions (NASDAQ: SVNX; TSX: SVN), a leading provider of next-generation IP-based network and data services, today reported results for its second quarter ended June 30, 2004 (all figures are in U.S. dollars).

        724 Solutions' total revenue in the second quarter was $3.0 million, unchanged from the previous quarter and the same period last year. Revenue from the sale of products was $1.9 million and revenue from the sale of services was $1.1 million.

        Pro forma net loss for the second quarter was $1.6 million, or $0.27 per share, compared to $2.8 million, or $0.47 per share, in the previous quarter and $2.9 million, or $0.49 per share, in the same period last year. The Company's pro forma net operating expenses were $4.6 million in the second quarter compared to $5.8 million in the previous quarter and $5.9 million in the same period a year ago.

        The net loss for the second quarter of 2004, computed using United States generally accepted accounting principles ("GAAP"), was $1.1 million (which included a $0.9 million reversal of previously recorded restructuring charges), or $0.19 per share. The GAAP loss was $5.1 million or $0.85 per share in the previous quarter and $6.8 million or $1.14 per share in the same period a year ago.

        The Company said that it expected third quarter pro forma costs to be in the range of $4.6 to $4.8 million.

        During the quarter, the Company completed a private placement of convertible promissory notes with Austin Ventures for a total of $8.0 million, ending the quarter with $15.9 million in cash and cash equivalents, short-term investments and restricted cash.

        "The conversion of pipeline opportunities to in-service deployments is our primary focus and will keep us on track for quarterly pro forma profitability by the end of 2004," says John Sims, Chief Executive Officer of 724 Solutions. "We are pleased with the results of our cost management initiatives, which have led to the lowest pro forma quarterly loss in the company's history," says Sims.

        Key accomplishments in the second quarter:

  •
  A first customer agreement for the X-treme MMS Accelerator (XMA); a purpose-built application-to-person Bulk MMS Messaging Gateway that enables new revenues for mobile operators via large volumes of perishable MMS messages.

  •
  The asset acquisition of the Multimedia Application Gateway (AGW) product from Nokia and a separate OEM agreement with Nokia for AGW. AGW is a leading multimedia service platform deployed in over 50 mobile operator networks globally and extends the reach of MMS.

Conference Call Information

        The Company will host a conference call to discuss the results on July 28, 2004 at 5:00 pm EST. The conference call will be available over the Internet through the company's web site at www.724.com or by telephone at 416-641-6652. A replay will be available for 48 hours following the conference call and can be accessed by dialing 800-633-8284, pass code 21180737.

About 724 Solutions

        724 Solutions (NASDAQ: SVNX; TSX: SVN) delivers reliable, scalable technology and solutions that allow mobile network operators to rapidly deploy flexible and open next generation IP-based network and data services. Additionally, in conjunction with mobile operator partners, the company provides a series of actionable alerting solutions to enterprises to assist them in lowering operating costs and improving customer relationship management. 724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California. For more information, visit www.724.com.

        This press release contains statements of a forward-looking nature. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses will obtain from these services and products, future demand for these services and products, our future operating and cash performance, our plans and prospects and the sufficiency of our cash resources. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including the risk that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, and other risks described in 724 Solutions' Securities and Exchange Commission filings, including its annual report on Form 10-K and its quarterly reports on Form 10-Q. These risks are also described in 724 Solutions' filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

724 Solutions Inc. — Summary of Operations (unaudited)
(In 000's of U.S. dollars, except per share amounts)

	Three months ended			Six months ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenue:
Product	$1,930	$1,761	$1,635	$3,691	$3,645
Services	1,119	1,240	1,375	2,359	2,880

Total revenue	3,049	3,001	3,010	6,050	6,525
Cost of revenue *	1,537	1,528	1,422	3,065	2,996

Gross margin	1,512	1,473	1,588	2,985	3,529
Operating expenses:
Research and development *	1,433	2,089	2,555	3,522	5,505
Sales and marketing *	1,197	1,379	2,165	2,576	4,357
General and administrative *	755	833	1,291	1,588	2,236
Depreciation	120	185	203	305	562
Amortization of intangible assets	—	—	1,156	—	2,312
Stock-based compensation:
Cost of revenue	3	2	—	5	8
Research and development	9	4	682	13	1,211
Sales and marketing	7	4	170	11	282
General and administrative	14	7	—	21	115
Restructuring costs	(900)	2,100	300	1,200	300

Total operating expenses	2,638	6,603	8,522	9,241	16,888

Loss from operations	(1,126)	(5,130)	(6,934)	(6,256)	(13,359)
Interest income (expense)	(19)	16	85	(3)	178

Net loss for the period	$(1,145)	$(5,114)	$(6,849)	$(6,259)	$(13,181)

Basic and diluted net loss per share	$(0.19)	$(0.85)	$(1.14)	$(1.05)	$(2.20)
Weighted-average number of shares used in computing basic and diluted net loss per share (in thousands)	5,983	5,983	5,983	5,983	5,983

724 Solutions Inc. — Summary of Pro Forma Adjustments (unaudited)
(In 000's of U.S. dollars, except per share amounts)

	Three months ended			Six months ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
GAAP net loss for the period	$(1,145)	$(5,114)	$(6,849)	$(6,259)	$(13,181)
Depreciation	120	185	203	305	562
Amortization of intangible assets	—	—	1,156	—	2,312
Stock- based compensation	33	17	852	50	1,616
Interest Income	19	(16)	(85)	3	(178)
Restructuring costs	(900)	2,100	300	1,200	300
Non-recurring and acquisition charges **	282	30	1,521	312	1,801

Pro forma net loss for the period	$(1,591)	$(2,798)	$(2,902)	$(4,389)	$(6,768)

Pro forma net loss per share	$(0.27)	$(0.47)	$(0.49)	$(0.73)	$(1.13)
*The proforma numbers are as follows
Cost of revenue	$1,537	$1,528	$1,411	$3,065	$2,965
Research and development	1,279	2,089	1,967	3,368	4,716
Sales and marketing	1,112	1,379	1,471	2,491	3,619
General and administrative	712	803	1,063	1,515	1,993

Total pro forma costs	$4,640	$5,799	$5,912	$10,439	$13,293

** Non-recurring and acquisition charges include direct costs related to terminated employees and direct costs related to historic acquisitions

724 Solutions Inc. — Cash Reconciliation (unaudited)
(In millions of U.S. dollars)

Cash and cash equivalents, short-term investments and restricted cash:
Balance at March 31, 2004	$11.3
Cash flows from financing activities:
Debt issuance	8.0
Less: balance at June 30, 2004	15.9

Total cash used in quarter ended June 30, 2004	3.4
Less: non-recurring payments
Severance and transition	$(1.2)
Hosting exit and rent restructuring	(0.6)

Operating cash used in quarter ended June 30, 2004	$1.6

724 Solutions Inc.
Consolidated Balance Sheets
(In thousands of US dollars)

June 30, 2004 and December 31, 2003

	2004	2003
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$14,174	$13,436
Short-term investments	1,500	1,748
Restricted cash	190	198
Accounts receivable — trade, net of allowance of $31 (December 31, 2003 — $60)	2,505	2,297
Prepaid expenses and other receivables	734	648

Total current assets	19,103	18,327
Deferred charges	345	—
Fixed assets	891	612

Total assets	$20,339	$18,939

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$541	$411
Accrued liabilities	2,691	3,402
Deferred revenue	344	410

Total current liabilities	3,576	4,223
Long-term liabilities	188	—
Notes payable	8,000	—

Total liabilities	11,764	4,223
Shareholders' equity:
Share capital:
Authorized:
Unlimited common shares
Unlimited preferred shares
Issued and outstanding:
5,983,349 common shares
(December 31, 2003 — 5,983,349)	764,508	764,508
Contributed Surplus	112	62
Accumulated deficit	(756,146)	(749,887)
Other accumulated comprehensive income	101	33

Total shareholders' equity	8,575	14,716

Contingent liabilities *
Total liabilities and shareholders' equity	$20,339	$18,939

* See note 8 to our consolidated financial statements set forth in our first quarter 2004 interim report

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724 Solutions Announces Second Quarter 2004 Results